CONSENT

                  CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 28, 1995, which appears on page F-2 of the 1994 Annual Report on Form 10-K of Royce Laboratories, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/S/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP
Miami, Florida
August 16, 1995